UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 3, 2025, Plug Power Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. At the Annual Meeting, the Company’s stockholders voted upon the following matters:

1.	The election of each of Mark J. Bonney, Gregory L. Kenausis and George C. McNamee as a Class II Director, each to hold office until the Company’s 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

2.	The approval of an amendment to the Company’s amended and restated certificate of incorporation, as amended (the “Charter”), to increase the number of authorized shares of the Company’s common stock from 1,500,000,000 shares to 3,000,000,000 shares (the “Authorized Share Increase Proposal”).

3.	The approval of an amendment to the Company’s Charter to, at the discretion of the Company’s Board of Directors (the “Board of Directors”), effect a reverse stock split with respect to the Company’s issued common stock, including stock held by the Company as treasury shares, at a ratio of not less than 1-for-5 and not more than 1-for-200, with the exact ratio to be determined by the Board of Directors (the “Reverse Stock Split Proposal”).

4.	The approval of an amendment to the Company’s Charter to provide that the authorized number of shares of the Company’s common stock or undesignated preferred stock may be increased or decreased by the requisite vote of the holders of capital stock entitled to vote thereon, without either class voting as a separate class irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “Class Vote Amendment Proposal”).

5.	The approval of an amendment to the Company’s Charter to provide for exculpation of officers from breaches of fiduciary duty to the extent permitted by the Delaware General Corporation Law (the “Officer Exculpation Amendment Proposal”).

6.	The approval of an amendment to the Company’s 2021 Stock Option and Incentive Plan, as amended (the “2021 Plan”), to increase the number of shares of the Company’s common stock reserved thereunder by 40,000,000 shares, from 51,400,000 shares to 91,400,000 shares (the ““2021 Plan Amendment Proposal”).

7.	The approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

8.	The ratification of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Holders of the Company’s common stock were entitled to one vote per share on each proposal. As previously described in the Company’s proxy statement, the holder of record of the one outstanding share of the Company’s Series F Mirroring Preferred Stock was entitled to 45,000,000,000 votes and had the right to vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to the Reverse Stock Split Proposal. Such holder voted in the same proportion as the shares of common stock (excluding any shares of common stock that were not voted) were voted on the Reverse Stock Split Proposal.

At the Annual Meeting, the stockholders elected each of Mark J. Bonney, Gregory L. Kenausis and George C. McNamee as a Class II Director, approved the Reverse Stock Split Proposal, the 2021 Plan Amendment Proposal and the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers, and ratified the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As the Authorized Share Increase Proposal, the Class Vote Amendment Proposal and the Officer Exculpation Amendment Proposal each failed to receive the affirmative vote of a majority of shares outstanding entitled to vote on each such matter, such proposals were not approved.

Set forth below are the final voting results for each matter voted upon:

Proposal 1 - Election of Class II Directors

Director	For	Withheld	Broker Non-Votes
Mark J. Bonney	246,774,895	37,175,711	209,615,406
Gregory L. Kenausis	245,679,720	38,270,886	209,615,406
George C. McNamee	231,970,923	51,979,683	209,615,406

Proposal 2 –Amendment of the Company’s Charter to Increase the Number of Authorized Shares of the Company’s Common Stock

For	Against	Abstain	Broker Non-Votes
415,854,005	69,496,674	8,215,333	0

Proposal 3 - Amendment of the Company’s Charter to Effect a Reverse Stock Split

For	Against	Abstain	Broker Non-Votes
27,023,485,874	17,749,292,789	720,787,349	0

Proposal 4 - Amendment of the Company’s Charter to Provide that the Authorized Number of Shares of the Company’s Common Stock or Undesignated Preferred Stock May Be Increased or Decreased by the Requisite Vote of the Holders Entitled to Vote Thereon

For	Against	Abstain	Broker Non-Votes
248,993,038	27,889,100	7,068,468	209,615,406

Proposal 5 - Amendment of the Company’s Charter to Provide for Exculpation of Officers

For	Against	Abstain	Broker Non-Votes
236,380,667	41,166,963	6,402,976	209,615,406

Proposal 6 – Amendment of the Company’s 2021 Plan to Increase the Number of Shares of the Company’ s Common Stock Reserved Thereunder

For	Against	Abstain	Broker Non-Votes
230,914,326	46,760,977	6,275,303	209,615,406

Proposal 7 - Non-binding, Advisory Vote on Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
219,177,523	55,316,977	9,456,106	209,615,406

Proposal 8 - Ratification of Appointment of Deloitte

For	Against	Abstain	Broker Non-Votes
465,447,869	18,318,196	9,799,947	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

July 8, 2025	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer